UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):August 30, 2005
Oriental Financial Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Professional Offices Park 998 San Roberto Street San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective August 30, 2005, Alberto Richa-Angelini, a member of the Board of Directors of Oriental Financial Group Inc. (the “Company”), resigned from the Board. Mr. Richa-Angelini was a member of the Board’s Compensation and Audit Committees. There were no disagreements between the Company and Mr. Richa-Angelini leading to his resignation. Attached is a translation of his letter of resignation, which was written in Spanish.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 30, 2005, the Company’s Board of Directors amended Section 1 of Article IX of the Company’s Bylaws to change its fiscal year to a calendar year. The fiscal year was from July 1 of each year to June 30 of the following year. The Company’s transition period will be from July 1, 2005 to December 31, 2005.
Item 8.01. Other Events.
     On August 30, 2005, the Company’s Board of Directors approved a new stock repurchase program pursuant to which the Company is authorized to purchase in the open market up to $12,100,000 of its outstanding shares of common stock. The shares of common stock so repurchased are to be held by the Company as treasury shares.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description of Document

3(ii)	Amended and restated Bylaws of the Company

17	Translated letter of resignation of Alberto Richa-Angelini
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: September 1, 2005	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary of the Board of Directors